SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Event Requiring Report: As of November 1, 2001

                          TTI HOLDINGS OF AMERICA CORP.
             (Exact name of registrant as specified in its charter)

       Delaware                   000-30734                 11-3255619
(State of Incorporation) (Commission File Number)(IRS Employer Identification #)



             545 Madison Avenue, 6th Floor, New York, New York 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  212-759-8899
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


Andrew B. Mazzone has resigned as Sole Officer of the registrant, effective November 1, 2001. He will remain on the Board of Directors as Chairman of the Board. The Company has appointed, in accordance with Amendment No. 2. to the Consulting Agreement with Crossover Advisors, LLC., James W. Zimbler as President and a Director of the registrant.


James W. Zimbler
From February 2001, until October 15, 2001, Mr. Zimbler was engaged in consulting for various companies. Prior to that, from January 1999 to November 1999, Mr. Zimbler was Chairman of the Board of Directors and President of IntermediaNet, Inc. now known as Cyberedge Enterprises, Inc., a public company and in November 1999, he became just the Chairman until February 2001. He was re-appointed CEO and a Director, in September, 2001. He was then Chairman and CEO of Universal Media Holdings, Inc., until February 2001. From December of 1996 through November of 1998, Mr. Zimbler was President and Chief Operating Officer for Total Freight Solutions America, Inc. (T.F.S. America, Inc.). Mr. Zimbler was employed by Packaging Plus Services, Inc. from August of 1994 through December of 1996. Mr. Zimbler attended Suffolk Community College from 1983 through 1985 where he majored in Business Administration.


EXHIBITS

10.1     Termination  Agreement of Andrew B. Mazzone

99.1 Amendment No. 2 to the Consulting Agreement between TTI Holdings of America Corp, and Crossover Advisors, LLC.


         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ James W. Zimbler
         ------------------------
         James W. Zimbler
         President

Date:    December 5, 2001

                                       2